THIRD AMENDED AND RESTATED BYLAWS

OF

THE CHILDREN’S PLACE RETAIL STORES, INC.

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.

(a)           Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, if any, or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares owned by such person in the Corporation.  If such certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

(b)           Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware (the “DGCL”).  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

(c)           The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and its transfer agent or agents and registrar or registrars against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

2. FRACTIONAL SHARE INTERESTS.

The Corporation may, but shall not be required to, issue fractions of a share.

3. STOCK TRANSFERS.

Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4. RECORD DATE FOR STOCKHOLDERS.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date has been fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

5. MEANING OF CERTAIN TERMS.

As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the DGCL confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation, including any preferred stock which is denied voting rights under the provisions of the resolution or resolutions adopted by the Board of Directors with respect to the issuance thereof.

6. STOCKHOLDER MEETINGS.

(a)           Annual Meetings.  An annual meeting of the stockholders of the Corporation shall be held within 150 days after the end of each fiscal year of the Corporation, commencing with the fiscal year ending on or about January 31, 1998, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

(b)           Special Meetings.  Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or by the Secretary of the Corporation within ten calendar days after receipt of a written request from a majority of the total number of directors which the Corporation would have if there were no vacancies.  Such special meetings may not be called by any other person or persons.

(c)           Time and Place of Meetings.  Subject to the provisions of Section 6(a), each meeting of stockholders shall be held on such date, at such hour, and at such place, either within or without the State of Delaware, as fixed by the Board of Directors from time to time or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.  Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

(d)           Notice of Meetings; Waiver of Notice.  Written notice of all meetings shall be given, stating the place, date and hour of the meeting.  The notice of an annual meeting shall state that the meeting is called for the election of Directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting), state such other action or actions as are known at the time of such notice.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect.  Except as otherwise provided by the DGCL, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such person’s address as it appears on the records of the Corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty days after the date of the meeting at which the adjournment is taken, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting at which the adjournment is taken, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice before or after the time stated therein.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(e)           Quorum and Manner of Acting.  Subject to the provisions of these Amended and Restated Bylaws (the “Bylaws”), the Certificate of Incorporation and any provision of the DGCL as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all stockholders of the Corporation.  A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place.  Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.  When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

(f)           Voting.   Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, or, with respect to the issuance of preferred stock, in accordance with the terms of a resolution or resolutions of the Board of Directors, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder.  The vote required for the election of directors shall be as provided in the Certificate of Incorporation. In voting on the election of directors, stockholders shall also be provided the opportunity to abstain, and abstentions, votes designated to be withheld from the election of a director and shares present but not voted in respect of the election of a director, if any, shall not be considered as votes cast.  Any other action shall be authorized by a majority of the votes cast except where the DGCL, the Certificate of Incorporation or these Bylaws prescribe a different percentage of votes and/or a different exercise of voting power. Voting by ballot shall not be required for corporate action except as otherwise provided by the DGCL or by the Certificate of Incorporation.

(g)           Judges of Election.  The Board of Directors, in advance of any meeting of stockholders, may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof.  If an inspector or inspectors or judge or judges are not appointed by the Board of Directors, the chairman of the meeting may, but need not, appoint one or more inspectors or judges.  In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the chairman of the meeting.  Each inspector or judge, if any, before entering upon the discharge of such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his or her ability.  The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and ballots, receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by such person or persons and execute a certificate of any fact so found.

(h)           List of Stockholders.  A complete list of the stockholders entitled to vote at each meeting of stockholders of the Corporation, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder, shall be prepared and made available for examination during regular business hours by any stockholder for any purpose germane to the meeting.  The list shall be available for such examination at the place where the meeting is to be held for a period of not less than ten days prior to the meeting and during the whole time of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 6(h) or the books of the Corporation, or to vote at any meeting of stockholders.

(i)           Conduct of Meeting.  At every meeting of stockholders, the chairman of the meeting shall be the Chairman of the Board or, in the absence of the Chairman of the Board, such person as shall have been designated by the Chairman of the Board or, if the Chairman of the Board has not so designated any person, by resolution adopted by the Board of Directors.  The chairman of the meeting shall have sole authority to prescribe the agenda and rules of order for the conduct of such meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.  The Secretary of the Corporation or, in such person’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman for the meeting shall appoint a secretary of the meeting.

(j)           Stockholder Proposals and Nominations.  Except as otherwise provided by law, at any annual or special meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting.  Except as otherwise provided herein, in order to have been properly brought before the meeting, such business must have been either (A) specified in the written notice of the meeting, or any supplement thereto, given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors; (B) brought before the meeting at the direction of the Chairman of the Board, the President or the Board of Directors; or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all requirements set forth in this Section 6(j).  A notice referred to in clause (C) of the preceding sentence must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the meeting was given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurred.  Such notice referred to in clause (C) of the first sentence of this Section 6(j) shall set forth: (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting; (ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”), and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such item of business; and (vi) all other information that would be required to be filed with the Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.  No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 6(j).  The Board of Directors may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Corporation.  The chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

(k)           Proxy Representation.  Every stockholder may authorize another person or persons to act for such stockholder by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting.  Every proxy must be signed by the stockholder or by such person’s attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(l)           Stockholder Action Without Meetings.  Any action required by the DGCL to be taken at an annual or special meeting of stockholders of the Corporation, and any action which otherwise may be taken at any annual or special meeting of stockholders of the Corporation, shall be taken only at a duly called meeting of the stockholders of the Corporation and, notwithstanding Section 228 of the DGCL, no such action shall be taken by written consent or consents without a meeting of the stockholders of the Corporation.

ARTICLE II

DIRECTORS

1. FUNCTIONS AND DEFINITION.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation.  The term “Whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

2. QUALIFICATIONS, NUMBER AND VACANCIES.

(a)           Qualifications.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.

(b)           Number.  The number of directors which shall constitute the Whole Board shall be not less than three nor more than 12 and the exact number shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office; provided, however, that such maximum number of directors may be increased from time to time to reflect the rights, if any, of holders of Preferred Stock to elect directors in accordance with the terms of the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of Preferred Stock.  The number of directors may be increased or decreased only by action of the Board of Directors.

(c)           Vacancies.  Subject to the rights, if any, of the holders of any Preferred Stock, the power to fill vacancies on the Board of Directors (whether by reason of resignation, removal, an increase in the number of directors or otherwise) shall be vested solely in the Board of Directors, and vacancies may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies.  Any director chosen by the Board of Directors to fill a vacancy (including a vacancy resulting from an increase in the number of directors) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred (or in which the new directorship was created) and until that director’s successor shall be elected and shall have qualified.  No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

(d)           Election.  The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Certificate of Incorporation.  At the annual meeting of stockholders, the stockholders will elect by a vote in accordance with the terms of the Certificate of Incorporation and of these Bylaws, the directors to succeed those whose terms expire at such meeting.  Any director may resign at any time upon written notice to the Corporation.

(e)           Nominations.  Nominations for the election of Directors may be made the Board of Directors or by any stockholder entitled to vote for the election of Directors who complies with the provisions of Section 6(j) of Article I of these Bylaws and Article Nine of the Certificate of Incorporation of the Corporation.

3. MEETINGS.

(a)           Time.  Regular meetings of the Board of Directors shall be held at such time as the Board of Directors shall fix.  Special meetings shall be held at such time as may be specified in the notice thereof.

(b)           First Meeting.  The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of the stockholders at the same place at which the meeting is held, and no notice of such meeting shall be necessary to call the meeting, provided a quorum shall be present.  In the event such first meeting is not so held immediately after the annual meeting of the stockholders, it may be held at such time and place as shall be specified in the notice given as provided for special meetings of the Board of Directors, or at such time and place as shall be fixed by the consent in writing of all of the directors.

(c)           Place.  Meetings of the Board of Directors, both regular and special, shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

(d)           Call.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board or a majority of the directors.

(e)           Notice Or Actual Or Constructive Waiver.  No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.  Written, oral or any other mode of notice of the time and place shall be given for special meetings at least twenty-four hours prior to the meeting; notice may be given by telephone or telefax (in which case it is effective when given), by overnight courier or messenger (in which case it is effective when received) or by mail (in which case it is effective seventy-two hours after mailing by prepaid first class mail).  The notice of any meeting need not specify the purpose of the meeting.  Any requirement of furnishing a notice shall be waived by any director who signs a written waiver of such notice before or after the time stated therein.  Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)           Quorum And Action.  A majority of the Whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the Whole Board.  Any director may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and such participation in a meeting of the Board of Directors shall constitute presence in person at such meeting.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the DGCL, the act of the Board of Directors shall be the act by vote of a majority of the directors present at a meeting, a quorum being present.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the DGCL, the Certificate of Incorporation and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board of Directors.

(g)           Chairman Of The Meeting.  The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors.  Otherwise, any other director chosen by the Board of Directors shall preside.

4. REMOVAL OF DIRECTORS.

Any or all of the directors may be removed only in accordance with Article Thirteen of the Certificate of Incorporation of the Corporation.

5. COMMITTEES.

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  In the absence or disqualification of any member of any such committee or committees, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

6. ACTION IN WRITING.

Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

OFFICERS

1. OFFICERS.

The Board of Directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (which may be denominated with additional descriptive titles), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as it may determine.  The Board of Directors shall designate from among such elected officers a chief executive officer, a chief operating officer, a chief financial officer and a principal accounting officer, and may from time to time make, or provide for, other designations it deems appropriate.  The Board of Directors may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation.  Any number of offices may be held by the same person, except that no person may at the same time be both the President and the Secretary.

2.  TERM OF OFFICE AND REMOVAL.

Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor has been elected and qualified or until the earlier death, retirement, resignation or removal of such officer.  The Board of Directors may remove any officer for cause or without cause.

3.  AUTHORITY AND DUTIES.

All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws, or, to the extent not so provided, by the Board of Directors.

4. THE CHAIRMAN OF THE BOARD OF DIRECTORS.

The Chairman of the Board may be, but shall not be required to be, the Chief Executive Officer of the Corporation.  In addition, the Chairman of the Board of Directors, if present and acting, shall preside at all meetings of the stockholders and all meetings of the Board of Directors.

5. THE PRESIDENT.

The President may be, but shall not be required to be, the chief operating officer and/or chief financial officer of the Corporation.  Except to the extent otherwise provided in these Bylaws, the President shall have general authority to execute any and all documents in the name of the Corporation and to supervise and control all of the business and affairs of the Corporation.  In the absence of the President, his duties shall be performed and his powers may be exercised by the chief financial officer of the Corporation or by such other officer as shall be designated by the Board of Directors.

6. VICE PRESIDENTS.

Any Vice President that may have been appointed and shall perform such other duties as the Board of Directors shall prescribe.

7. THE SECRETARY.

The Secretary shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the President or the chief financial officer.  The Secretary (or in such officer’s absence, an Assistant Secretary, but if neither is present another person selected by the chairman for the meeting) shall have the duty to record the proceedings of the meetings of the stockholders and Board of Directors in a book to be kept for that purpose.

8. THE TREASURER.

The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an accounting of all transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of such person’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person’s possession or under such person’s control belonging to the Corporation.

ARTICLE IV

CORPORATE SEAL
AND
CORPORATE BOOKS

The corporate seal shall be in such form as the Board of Directors shall prescribe.  The books of the Corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine.

ARTICLE V

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

INDEMNITY

1. INDEMNIFICATION.

(a)           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

(b)           Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such suit or action was brought, shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2. ADVANCEMENT OF EXPENSES.

All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding may be advanced to the indemnitee by the Corporation.

3. INDEMNIFICATION NOT EXCLUSIVE.

The indemnification and advancement of expenses provided for in this Article V shall not be deemed exclusive of any other rights which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, a Bylaw of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

4. CONTINUATION OF INDEMNIFICATION.

The right to indemnification and advancement of expenses provided by this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VII

AMENDMENTS

1. BY THE STOCKHOLDERS.

These Bylaws may be amended by the stockholders only (i) at a meeting called for that purpose and (ii) in a manner not inconsistent with any provision of law or the Certificate of Incorporation of the Corporation.

2. BY THE DIRECTORS.

These Bylaws may be amended by the affirmative vote of a majority of the Whole Board, in any manner not inconsistent with any provision of law or the Certificate of Incorporation of the Corporation.